Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/12)

Subsidiary	Jurisdiction	Assumed Names
U.S. Entities
Accu-Parts LLC	New York
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; LKQ Heavy Duty Truck ARSCO; LKQ Heavy Duty Truck Core; LKQ Pick Your Part Rockford
ATK Motorsports Inc.	California
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina	LKQ Self Service Auto Parts-Durham
Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
DAP Trucking, LLC	Florida
Double R Auto Sales, Inc.	Florida
Gearhead Engines Inc.	California
Greenleaf Auto Recyclers, LLC	Delaware	Saturn Wheel Company; Heartland Aluminum; Profromance Powertrain; LKQ Heavy Duty Truck-Carolina; Potomac German Mid-Atlantic; Greenleaf Quality Recycled Auto Parts; LKQ West Florida; LKQ North Florida
KAI China LLC	Delaware
KAIR IL, LLC	Illinois
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International; LKQ of Cleveland; Keystone Automotive-San Francisco Bay Area
Kwik Auto Body Supplies, Inc.	Massachusetts
Lakefront Capital Holdings, Inc.	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City
LKQ Atlanta, L.P.	Delaware	LKQ Carolina; LKQ Parts Outlet-Atlanta
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts; LKQ Specialized Auto Parts; LKQ ACME Truck Parts; All Engine Distributing
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee; LKQ Preferred
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas; LKQ Self Service Auto Parts-Austin
LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando; LKQ Pick Your Part
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ International Sales; LKQ of El Paso
LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/12)

Subsidiary	Jurisdiction	Assumed Names
LKQ Broadway Auto Parts, Inc.	New York	LKQ Buffalo; LKQ Self Service Auto Parts-Buffalo
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida	LKQ Pick Your Part
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida	LKQ Pick Your Part
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida	LKQ Pick Your Part
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida	LKQ Pick Your Part
LKQ Crystal River, Inc.	Florida	LKQ Fort Myers; LKQ Heavy Truck-Tampa; LKQ Pick Your Part
LKQ Delaware LLP	Delaware
LKQ Finance 1 LLC	Delaware
LKQ Finance 2 LLC	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon
LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking; LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ KC Truck Parts-Montana; LKQ Wholesale Truck Parts; LKQ of Eastern Idaho

LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts; LKQ Chicago; LKQ Self Service Auto Parts-Milwaukee
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions
LKQ Holding Co.	Delaware
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Oklahoma City; LKQ of NW Arkansas; LKQ Heavy Duty Truck-Kansas; LKQ Four States
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend; LKQ Kentuckiana
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware
LKQ Penn-Mar, Inc.	Pennsylvania	LKQ Thruway Auto Parts; LKQ Venice Auto Parts
LKQ Plunks Truck Parts & Equipment - Jackson, Inc.	Mississippi
LKQ Powertrain, Inc.	Delaware
LKQ Precious Metals, Inc.	Rhode Island
LKQ Raleigh Auto Parts Corp.	North Carolina	LKQ Pick Your Part
LKQ Receivables Finance Company, LLC	Delaware
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	Diversified Marketing Solutions; LKQ Pick Your Part; LKQ Car World Auto Parts

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/12)

Subsidiary	Jurisdiction	Assumed Names
LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC ; LKQ Self Service Auto Parts-Charolotte; LKQ Pick Your Part; LKQ Heavy Duty Truck Charlotte
LKQ Savannah, Inc.	Georgia	LKQ Self Service Auto Parts-Savannah; LKQ Pick Your Part
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	LKQ Pick Your Part
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	LKQ Self Service Auto Parts-Grand Rapids; LKQ Pick Your Part
LKQ Self Service Auto Parts-Memphis LLC	Tennessee	LKQ Pick Your Part
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma	LKQ Pick Your Part
LKQ Smart Parts, Inc.	Delaware	LKQ Viking Auto Salvage
LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ Triplett ASAP, Inc.	Ohio	LKQ Heavy Truck-Goody's; LKQ Pittsburgh; LKQ Pick Your Part
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
Michael Auto Parts, Incorporated	Florida
North American ATK Corporation	California
P.B.E. Specialties, Inc.	Massachusetts
Pick-Your-Part Auto Wrecking	California	LKQ Pick A Part-San Bernardino; LKQ Midnight Auto & Truck Recyclers; LKQ Pick A Part-Hesperia; LKQ Desert High Truck & Auto Reyclers; LKQ Pick A Part-Riverside; LKQ Hillside Truck & Auto Recyclers
Potomac German Auto South, Inc.	Florida
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California; LKQ Reno; LKQ Specialized Parts Planet; LKQ ACME Truck Parts; LKQ Auto Sales of Rancho Cordova
Scrap Processors, LLC	Illinois
Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona, LLC
Supreme Auto Parts, Inc.	Pennsylvania
U-Pull-It, Inc.	Illinois	LKQ PickYour Part Blue Island
U-Pull-It, North, LLC	Illinois	LKQ Pick Your Part

Foreign Entities
0579719 Manitoba Ltd.	Manitoba
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
9044-0587 Quebéc Inc.	Quebec	Phare Universel R.C.
Action Recycled Auto Parts (1997) Ltd.	Manitoba

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of 12/31/12)

Subsidiary	Jurisdiction	Assumed Names
Automotive Data Services Limited (51% stake)	United Kingdom
Car Parts 4 Less Limited	United Kingdom
Distribuidora Hermanos Copher Internacional, SA	Guatemala
Euro Car Parts Holdings Limited	United Kingdom
Euro Car Parts Limited	United Kingdom
Euro Car Parts Ltd	Ireland
Euro Car Parts (Northern Ireland) Limited	United Kingdom
Euro Garage Solutions Ltd	United Kingdom
Hermanos Copher Internacional, SA	Costa Rica
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries CDN, Inc.	Ontario
Keystone Automotive Industries ON, Inc.	Ontario
LKQ Canada Auto Parts Inc.	Ontario
LKQ Canada ULC	Alberta
LKQ Euro Limited	United Kingdom
LKQ Ontario LP	Ontario
LKQ Trucks and Parts de Mexico S. de R.L de C.V.	Mexico
LKQ UK Finance 1 LLP	United Kingdom
LKQ UK Finance 2 LLP	United Kingdom
Pièces Automobiles Lecavalier Inc.	Quebec
Pièces De Carrosserie B.M.C. Ltée	Quebec
Seebeck 31 Limited	United Kingdom
Vehicle Data Services Limited (51% stake)	United Kingdom
Vege de Mexico	Mexico
Vege Motodis	Mexico